Exhibit 10.54
                             REVOLVING CREDIT NOTE


$10,000,000.00             Austin, Texas                 February 10, 1998


         1. FOR VALUE RECEIVED, AMERICAN PHYSICIANS SERVICE GROUP, INC., a Texas corporation ("Maker"), hereby unconditionally promises to pay to the order of NationsBank of Texas, N.A. ("Payee"), at the address, severally reflected on the signature page of the Loan Agreement (as defined below), the sum of TEN MILLION AND NO/100 Dollars ($10,000,000.00) (or, if less, so much thereof as may be advanced and is outstanding), in lawful money of the United States of America. Capitalized terms not defined herein shall have the meaning assigned to those terms in the Loan Agreement.

         2. The unpaid principal amount of, and accrued unpaid interest on, this Revolving Credit Note (this "Note") is payable in accordance with the Loan Agreement, but not later than the Termination Date.

         3. The unpaid principal balance advanced and outstanding hereunder shall bear interest from the date of advance until maturity at the rate per annum provided in the Loan Agreement. The interest rate specified in this section is subject to adjustment under the circumstances described in the Loan Agreement. Interest shall be computed in the manner provided in the Loan Agreement.

         4. Notwithstanding any provision contained in this Note or any other document executed or delivered in connection with this Note or in connection with the Loan Agreement, Payee shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Note, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, if Payee ever receives, collects or applies as interest any such excess, then the amount that would be excessive interest shall be applied to reduce the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full by that application, then any remaining excess shall promptly be paid to Maker. In determining whether the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments expressly designated as interest payments hereunder) as an expense or fee rather than as interest,
(ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout that term.

         5. This Note has been executed and delivered pursuant to a Revolving Credit Loan Agreement (as modified, amended, or supplemented from time to time, the "Loan Agreement"), dated the date hereof, executed by and between Maker and Payee, and is the "Note" referred to therein, and the holder of this Note is entitled to the benefits provided in the Loan Agreement. Reference is hereby made to the Loan Agreement for a statement of (i) the obligation of Payee to advance funds hereunder, (ii) the prepayment rights and obligations of Maker and
(iii) the events on which the maturity of this Note may be accelerated.

         6. If the principal of, or any installment of interest on, this Note becomes due and payable on a day other than a Business Day, then the maturity thereof shall be extended to the next succeeding Business Day. If this Note, or any installment or payment due hereunder, is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after maturity, then Maker shall pay all costs of collection, including, but not limited to, attorney's fees incurred by the holder of this Note. All past due principal of, and to the extent permitted by applicable law, interest on this Note shall bear interest until paid at the rate provided in the Loan Agreement.

         7. Maker and all sureties, endorsers, guarantors and other parties ever liable for payment of any sums payable pursuant to the terms of this Note, jointly and severally waive demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collection, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

         8. All Borrowings made by Payee, the respective Interest Periods thereof (if applicable), and all repayments of the principal thereof may be recorded by Payee and, before any transfer hereof, endorsed by Payee on the schedule attached hereto, or on a continuation of the schedule attached to and a part hereof, provided that the failure of Payee to record any endorsement shall not affect the obligation of Maker hereunder or under the Loan Agreement.

         9. This Note is being executed and delivered, and is intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note.

                                   MAKER:

                                   AMERICAN PHYSICIANS SERVICE GROUP, INC.



                                   By:      /s/ William H Hayes
                                   Name:        William H Hayes
                                   Title:       Sr VP Finance


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